
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the Consolidated Condensed Financial Statements of Unit Corporation and
Subsidiaries under cover of Form 10-Q for September 30, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000798949
<NAME> UNIT CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           1,076
<SECURITIES>                                         0
<RECEIVABLES>     <F1>                           9,759
<ALLOWANCES>                                         0
<INVENTORY>       <F2>                               0
<CURRENT-ASSETS>                                13,790
<PP&E>                                         256,328
<DEPRECIATION>                                 162,275
<TOTAL-ASSETS>                                 108,019
<CURRENT-LIABILITIES>                           10,747
<BONDS>                                              0
<COMMON>                                         4,194
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      50,261
<TOTAL-LIABILITY-AND-EQUITY>                   108,019
<SALES>                                              0
<TOTAL-REVENUES>  <F3>                          51,518
<CGS>                                                0
<TOTAL-COSTS>     <F3>                          44,329
<OTHER-EXPENSES>                                 2,931
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               2,388
<INCOME-PRETAX>                                  1,870
<INCOME-TAX>                                        12
<INCOME-CONTINUING>                              1,858
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,858
<EPS-PRIMARY>                                      .09
<EPS-DILUTED>                                      .09

<F1> Accounts Receivable is presented net in the Consolidated Condensed Balance
     Sheet.
<F2> Inventory is presented as a portion of Other Current Assets in the
     Consolidated Condensed Balance Sheet.
<F3> Total revenues and total costs were reduced in the second and third quarters of 1995, as compared to prior quarters, by a business combination in the Company's natural gas marketing segment which left the Company with a 34 percent equity interest in the new resulting entity.


